EXHIBIT 10.19



                              SETTLEMENT AGREEMENT


         AGREEMENT, dated as of this 4th day of October, 1998, between SPECTRUM INFORMATION TECHNOLOGIES, INC. (the "Company"), a Delaware corporation , with its offices at 2700 Westchester Avenue, Purchase, New York 10577, and Salvatore
T. Marino ("Marino").

         WHEREAS, Marino was employed by the Company pursuant to an Amended and Restated Employment Agreement (the "Agreement") dated as of August 13, 1993, as amended December 7, 1995, and Marino has asserted an indemnity claim (the "Indemnity Claim") pursuant to the Agreement and Delaware General Corporation Law against the Company related to the pending action entitled SECURITIES AND EXCHANGE COMMISSION V. PETER CASERTA ET AL., CV 97 7091 pending before the United Stated District Court for the Eastern District of New York (the "SEC Action"); and

         WHEREAS, the Company believes that it has good and meritorious defenses to the Indemnity Claim; and

         WHEREAS, the Company and Marino agree that it would be in their mutual best interests to enter this Agreement settling the Indemnity Claim.

         NOW, THEREFORE, in consideration of the conditions and covenants set forth herein, the parties hereto agree as follows:

         1 COMPANY OBLIGATIONS.

         a. The Company shall pay Marino one month less than a pro rata severance payment based on his current annual salary of $181,220 (the "Base Salary") in equal proportion to any pro rata severance payments received by the Company's executive officer ("Officers") that are employed pursuant to contracts that provide for twelve months severance in the event that they are terminated without just cause. For example, if severance payments of three months salary are made to Officers, Marion shall be paid two months of his Base Salary.

         b. At the time of the payment described in Paragraph 1a., the Company will pay to Gibney, Anthony & Flaherty ("Gibney") on behalf of Marino an additional $100,000.

         2. RELEASES.

         a. Except as otherwise provided herein, Marino hereby releases and discharges the Company and its present and former subsidiaries, and their present and former directors, managing directors, officers, principals, control persons, stockholders, employees, agents, attorneys, administrators, successors and assigns (hereinafter referred to as the "Releasees") from all actions, causes of action, accounts, agreements, bonds, bills covenants, contracts, controversies, claims, damages, demands, debts, dues, extents, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, specialties, suits, sums of money, trespasses and variances whatsoever, in law, admiralty or equity (collectively, "Claims"), which, against any of them, Marino, his agents, attorneys, administrators, successors and assigns ever had or now has or have, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement.

         b. Except as otherwise provided herein, the Company hereby releases and discharges Marino and his present and former agents, attorneys, administrators, successors and assigns (hereinafter referred to as the "Company Releasees") from all actions, causes of action, accounts, agreements, bonds, bills, covenants, contracts, controversies, claims, damages, demands, debts, dues, extents, executions, judgments, liabilities, obligations, promises, predicate acts, reckonings, specialties, suits, sums of money, trespasses and variances whatsoever, in law, admiralty or equity (collectively, "Company Claims"), which, against any of them, the Company, its agents, attorneys, administrators, successors and assigns ever had or now has or have, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement.

         3. BANKRUPTCY FILING

         The parties hereto acknowledge and agree that this Agreement is expressly conditioned upon the Company deciding not to seek protection and/or liquidate under Chapter 11 of the U.S. Bankruptcy Code (the "Liquidation"). The parties agree that this Agreement shall be void and of no force and effect and the parties will return to the STATUS QUO immediately prior to the execution of this Agreement if the Company commences the Liquidation.

         4. MISCELLANEOUS.

         a. Any Notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

         If to the Company:

         Mr. Donald J. Amoruso
         Spectrum Information Technologies, Inc.
         2700 Westchester Avenue
         Purchase,  New York 10577
with a copy to:

         Eric Kurtzman, Esq.
         Kurtzman Resnik Matera & Gurock, LLP
         9 Perlman Drive
         Spring Valley, New York 10977

         If to Marino:

         Salvatore T. Marino
         34 Old Pine Drive
         Manhasset, NY 11030

with a copy to:

         Robert Costello, Esq.
         Gibney, Anthony & Flaherty
         665 Fifth Avenue
         New York, NY 10022

or to such other address as any party hereto may designate by notice to the others, and shall be deemed to have been given upon receipt.

         b. This Agreement constitutes the entire agreement among the parties hereto with respect to the Indemnity Claim and the SEC Action, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to such Indemnity Claim and SEC Action.

         c. This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of any party hereto at any time to require the performance by any other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

         d. This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by the Company or by Marino.

         e. If any provision of this Agreement or portion hereof is so broad, in scope or duration, so as to be unenforceable such provision or portion thereof shall be interpreted to be only so broad as is enforceable.

         f. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         g. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its Chief Executive Officer and Marino has signed this Agreement, all as of the day and year first above written.

                           SPECTRUM INFORMATION TECHNOLOGIES, INC.



                           /s/ Donald J. Amoruso
                           ---------------------------------------
                           Donald J. Amoruso, CEO


                           SALVATORE T. MARINO


                           /s/ Salvatore T. Marino
                           ---------------------------------------